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Exhibit 10-K

                               FIRST AMENDMENT OF
                              TRUSERV CORPORATION
                         DEFINED LUMP SUM PENSION PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1998)

         WHEREAS, Truserv Corporation (the "Company"), has established and maintains the TruServ Corporation Defined Lump Sum Pension Plan (the "Plan"); and

         WHEREAS, the Company has previously submitted the Plan to the Internal Revenue Service in connection with a request for a favorable determination letter evidencing the Plan's compliance with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Jobs Protection Act of 1996, the Tax Relief Act of 1997 and the Community Renewal Tax Relief Act of 2000; and

         WHEREAS, the Internal Revenue Service has requested that additional amendments be made to the Plan before it will issue a favorable determination letter for the Plan;

         NOW, THEREFORE, by virtue and in exercise of the power reserved to the Company by Section 11.1 of the Plan and pursuant to resolutions adopted by the Board of Directors of the Company, the Plan be and is hereby amended, effective January 1, 1998, in the following particulars:

         1. By substituting the first sentence in Section 7.1 of the Plan with the following:

         "Upon the death of a Participant before his Retirement Date, his Spouse will receive a surviving Spouse benefit as described below in either
         Section 7.2(A) or (B) as applicable, but in no event less than the amount determined under Section 7.2(C), if all of the following requirements were met when the Participant died:"

         2. By adding the following new subsection (C) to Section 7.2 of the Plan as a part thereof:

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         "(C) Regardless of the amount determined under (A) or (B),

              (1) if a married Participant dies before his Annuity Starting Date, and also before reaching his earliest retirement age, as defined in Sections 5.2 and 6.7, then the benefit may not be less than the benefit that would be payable to the Spouse if the Participant had separated from service at the earlier of the actual separation or death, survived until the earliest retirement age, retired at that time with an immediate Qualified Joint and Survivor Annuity, and died on the day thereafter; or

              (2) if a married Participant dies before his Annuity Starting Date, but after reaching his earliest retirement age, as defined in Sections 5.2 and 6.7, then the benefit may not be less than the benefit that would be payable to the Spouse if the Participant had retired with an immediate Qualified Joint and Survivor Annuity on the day before the Participant's death."

         3. By substituting for subsection (H) of Section 13.1 of the Plan the following:

         "(H)     Remuneration

                  For purposes of this Section 13.1 and the following Section 13.2, a Participant's remuneration means his earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the employer maintaining the plan determined for purposes of Section 13.1, including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions paid on insurance premiums, tips and bonuses (except as excluded below) and also including, in accordance with Section 415(c)(3) of the Code, any elective deferrals (as defined in Section 402(g)(3) of the Code) and any amount which is contributed by the employer at the election of the employee and which is not includible in the gross income of the employee by reason of Sections 125, 132(f)(4), or 457 of the Code. However, remuneration shall exclude the following:

                  (1) Employer contributions under a simplified Associate pension plan to the extent such contributions are deductible by the Associate, or any distributions from a plan of deferred compensation;

                  (2) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Associate either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

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                  (3)      Amounts realized from the sale, exchange, or other
                           disposition of stock acquired under a qualified stock option;

                  (4) Or other contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Associate).

                  Remuneration for any limitation year is the remuneration actually paid or includible in gross income during such year."

         4. By substituting the term "remuneration" for the term "compensation" everywhere such term appears in Section 13.2 of the Plan.

         5. By deleting the phrase "(within the meaning of Code Section 415(c)(3))" everywhere such term appears in Section 13.2 of the Plan.

         IN WITNESS WHEREOF, TruServ Corporation has caused this amendment to be executed on its behalf by its duly authorized officer, this 19th day of December, 2003.

                              TruServ Corporation

                              By: /s/ Amy W. Mysel
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                              Its: SVP of Human Resources and Communication
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